UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2011

NESS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50954	98-0346908
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Ness Tower Atidim High-Tech Industrial Park, Building 4 Tel Aviv 61580, Israel		Ness Technologies 300 Frank W. Burr Boulevard, 7th Floor Teaneck, NJ 07666
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: +972 (3) 766-6800

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Background

On October 11, 2011, pursuant to an Agreement and Plan of Merger, dated as of June 10, 2011 (the “Merger Agreement”), among Ness Technologies, Inc., a Delaware corporation (the “Company”), Jersey Holding Corporation, a Delaware corporation (“Parent”), and Jersey Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), Parent completed its acquisition of the Company via the merger of Merger Sub with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Parent.  Parent and Merger Sub are affiliates of Citi Venture Capital International, a global private equity investment fund (“CVCI”).

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of the Company’s common stock, par value $0.01 per share (the “Common Stock”), outstanding immediately prior to the Effective Time (other than shares owned by Parent, Merger Sub and the Company or any of their respective subsidiaries or shares owned by stockholders who have perfected and not withdrawn a demand for appraisal rights under Delaware law) was converted into the right to receive $7.75 per share (the “Merger Consideration”) in cash, without interest.  Additionally, at the Effective Time, each option to purchase shares of Common Stock outstanding immediately prior to the Effective Time (whether vested or unvested) became fully vested and automatically converted into the right to receive an amount in cash equal to the product of (x) the total number of the shares of Common Stock issuable upon exercise of such option and (y) the excess, if any, of the Merger Consideration over the exercise price per share subject to such option, less any applicable taxes. Also, as of the Effective Time, each unvested award of restricted shares of Common Stock outstanding immediately prior to the Effective Time and each right to receive a share of Common Stock (other than options and restricted shares of Common Stock) outstanding immediately prior to the Effective Time (whether vested or unvested), became fully vested and automatically converted into the right to receive the Merger Consideration, less any applicable taxes.

The total consideration paid in connection with the Merger was approximately $278 million.

Item 1.01.	Entry into a Material Definitive Agreement.

The U.S. and Israeli Credit Facility Agreements

In connection with the Merger, on October 11, 2011, the Company entered into a credit agreement (the “U.S. Facility Agreement”) by and among Ness USA, Inc. (“Ness USA”, a Pennsylvania corporation and a wholly-owned subsidiary of the Company), as borrower, CVCIGP II JHC Sub S.à r.l. (“Lux Holdco”, a Luxembourg corporation which wholly-owns Parent), Parent and the Company, each as a guarantor, and Bank Hapoalim B.M., as security trustee, facility agent and lender.  The U.S. Facility Agreement provides senior secured financing of up to $63 million, consisting of:

•	a term loan facility in an aggregate principal amount of $50 million;

•	a revolving credit facility in an aggregate principal amount of $8 million; and

•	an ancillary credit facility, including letters of credit, in an aggregate principal amount of $5 million.

In addition, on October 11, 2011, the Company entered into a credit agreement (the “Israeli Facility Agreement” and, together with the U.S. Facility Agreement, the “Facility Agreements”), by and among Lux Holdco, as interim borrower, Ness Technologies (East) B.V. (a Dutch corporation and an indirect wholly-owned subsidiary of the Company), Ness Europe B.V. (a Dutch corporation and a direct wholly-owned subsidiary of the Company) and Ness A.T. Ltd. (an Israeli corporation and a direct wholly-owned subsidiary of the Company), as borrowers (together with the interim borrower and Ness USA, the “Facility Borrowers”), Lux Holdco, Parent, Ness USA, the Company, Ness Technologies Israel Ltd. and Ness Technologies Holdings Ltd., each as a guarantor, and Bank Hapoalim B.M., as security trustee, facility agent and lender.  The Israeli Facility Agreement provides senior secured financing of up to $132.6 million, consisting of:

•	a short-term interim credit facility in an aggregate principal amount of $26.6 million (to be repaid and replaced by a delayed-draw term loan facility in the same amount);

•	a term loan facility in an aggregate principal amount of $24 million;

•	a term loan facility in an aggregate principal amount of $20 million;

•	a revolving credit facility in an aggregate principal amount of $17 million; and

•	an ancillary credit facility, including letters of credit and bank guarantees, in an aggregate principal amount of $45 million.

The Company is a guarantor under the Facility Agreements.

Prepayments.

Upon the occurrence of certain events, the Facility Agreements require the Facility Borrowers to prepay outstanding term loans, subject to certain exceptions.  The Facility Borrowers may voluntarily prepay outstanding term loans at any time, subject to certain minimum prepayment amounts.  Certain voluntary prepayments made on or prior to the third anniversary of the effective date are subject to a prepayment commission.

Maturity.

The term loan facilities and revolving credit facilities under the Facility Agreements will each mature on the fifth anniversary of the effective date.

Guarantees and Collateral.

All obligations under the U.S. Facility Agreement are unconditionally guaranteed jointly and severally by Lux Holdco, Parent and the Company.  All obligations under the U.S. Facility Agreement, and the guarantees of such obligations, are secured, subject to permitted security interests and other exceptions, by (i) substantially all of Ness USA’s personal property, (ii) Lux Holdco’s equity interest in Parent, (iii) Parent’s equity interest in the Company, (iv) the Company’s equity interest in Ness USA and (v) certain other collateral as further defined in the U.S. Facility Agreement, but subject to certain customary exceptions.

All obligations under the Israeli Facility Agreement are unconditionally guaranteed jointly and severally by Lux Holdco, Parent, Ness USA, the Company, Ness Technologies Israel Ltd. and Ness Technologies Holdings Ltd.  All obligations under the Israeli Facility Agreement, and the guarantees of such obligations, are secured, subject to permitted security interests and other exceptions, by (i) substantially all of Ness USA’s personal property, (ii) Ness Technologies Holdings Ltd.’s equity interest in Ness A.T. Ltd., (iii) Ness USA’s equity interest in Ness Technologies (East) B.V., (iv) Ness Technologies (East) B.V.’s equity interest in Ness Europe B.V., (v) Ness Technologies Israel Ltd.’s equity interest in Ness Technologies Holdings Ltd., (vi) the Company’s equity interest in Ness Technologies Israel Ltd. and (vii) certain other collateral as further defined in the Israeli Facility Agreement, but subject to certain customary exceptions.

Certain Covenants and Events of Default.

The Facility Agreements contain a number of covenants that, among other things and subject to certain exceptions, restrict the ability of the Facility Borrowers, Parent or the Company to:

•	create liens;

•	sell or transfer assets, including receivables;

•	consolidate or merge;

•	substantially alter the business it conducts;

•	incur additional indebtedness;

•	make loans or give guarantees;

•	create restrictions on the payment of certain dividends or other intercompany obligations;

•	engage in certain transactions other than on arm’s length terms;

•	pay dividends and distributions or repurchase its capital stock; and

•	make certain investments.

In addition, the Facility Agreements require the Facility Borrowers to comply with certain financial ratio maintenance covenants.

The Facility Agreements also contain customary representations and warranties, affirmative covenants and events of default, including the occurrence of a change of control or material adverse change.

The foregoing description of the Facility Agreements is a summary and is not meant to be a complete description of these agreements.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Facility Agreements set forth under Item 1.01 is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the completion of the Merger, pursuant to a written request submitted by the Company to the Nasdaq Stock Market (“Nasdaq”), after market close on October 11, 2011, trading of the Common Stock ceased and its listing on the Nasdaq Global Select Market was suspended.  On October 11, 2011, at the Company’s request, Nasdaq filed with the Securities and Exchange Commission (the “SEC”) a notification on Form 25 to delist the Common Stock from Nasdaq and deregister the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Company intends to file with the SEC a certification on Form 15 requesting the deregistration of the Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders.

The information regarding the Merger set forth in the “Background” section above is incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

As a result of the Merger, the Company became a wholly-owned subsidiary of Parent.  The information regarding the Merger set forth in the “Background” section above is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 11, 2011, at the Effective Time, each of Ajit Bhushan, Dr. Satyam Cherukuri, P. Howard Edelstein, Gabriel Eichler, Issachar Gerlitz, Dan S. Suesskind and Morris Wolfson, who constituted the Board of Directors of the Company prior to the Merger, resigned from their directorships of the Company and from all committees of which they were members, and Bob Khanna and Murtaza Moochhala became the sole directors of the Company.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, the certificate of incorporation and the bylaws of the Company were amended and restated in accordance with the terms of the Merger Agreement, copies of which are attached as Exhibit 3.1 and Exhibit 3.2 to this report, respectively, and are incorporated herein by reference.

Item 8.01.	Other Events.

On October 11, 2011, the Company and CVCI issued a joint press release regarding the closing of the Merger.  A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation.

3.2	Amended and Restated Bylaws.

99.1	Press Release dated October 11, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NESS TECHNOLOGIES, INC.

Dated: October 11, 2011	By:	/s/ Ilan Rotem
		Name:	Ilan Rotem
		Title:	Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation.

3.2	Amended and Restated Bylaws.

99.1	Press Release dated October 11, 2011.